Exhibit 4.1
FIRST AMENDMENT TO INDENTURE
          This First Amendment to Indenture (this “Amendment”) dated as of October 24, 2006 is executed and delivered by Centerplate, Inc. (the “Company”), a Delaware corporation formerly known as Volume Services America Holdings, Inc., and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”) under the Indenture dated as of December 10, 2003 by and among the Company, the Trustee and the subsidiaries of the Company listed on the signature pages thereto (the “Indenture”).
          WHEREAS, the Indenture governs the form and terms of the Company’s 13.5% Subordinated Notes due 2013 (the “Notes”); and
          WHEREAS, the Company and the Trustee wish to make certain amendments to the Indenture pursuant to Section 9.01 thereof in connection with the cancellation of the global certificates representing the Notes and the authentication and delivery of replacement certificates therefor in accordance with the Company’s instructions set forth in the Authentication and Delivery Order to the Trustee dated as of the date hereof.
          NOW THEREFORE, the Company and the Trustee hereby agree to amend the Indenture in accordance with Section 9.01 thereof as follows:
1.	A new definition is added to Section 1.01 in appropriate alphabetical order as follows:

“Registered Holder’ shall mean the Person in whose name the Global Securities are registered, which initially shall be The Bank of New York or its nominee, as custodian for the beneficial owners of the Notes.”

2.	The third paragraph of Section 2.02(b) is hereby deleted and replaced in its entirety with the following:

“Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Registered Holder, the Depositary or the Trustee as Securities Custodian or under such Global Security, and the Registered Holder may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Registered Holder or the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.”

3.	Section 2.02(c) is hereby deleted and replaced in its entirety with the following:
     “(c) Global Securities Legend. Each Global Security shall bear the following legend (the “Global Securities Legend”) or such other legend as may be required by the Registered Holder or the Depositary from time to time:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE REGISTERED HOLDER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE REGISTERED HOLDER OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE REGISTERED HOLDER, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE REGISTERED HOLDER OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

In addition, the Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).”

4.	Other than as amended hereby the Indenture shall remain unchanged and in full force and effect.

5.	The Trustee makes no representation as to the validity or sufficiency of this Amendment. The recitals and statements herein are deemed to be those of the Company, not of the Trustee.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed.

CENTERPLATE, INC.

By:	/s/ Rina E. Teran

Name: Rina E. Teran
Title: Associate General Counsel and Corporate Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ Luis Perez

Name: Luis Perez
Title: Assistant Vice President